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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 18, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 Departure of Directors or Certain Officers; Election of
          Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Item 5.02 (c)

On September 18, 2007, the Board of Directors (the "Board") of Eastman Kodak Company (the "Company") elected Philip J. Faraci President and named him Chief Operating Officer of the Company, effective immediately. Mr. Faraci, 52, had been President, Consumer Digital Imaging Group (CDG) and Senior Vice President, Eastman Kodak Company. He joined the Company as Director, Inkjet Systems Program in December 2004. In February 2005, he was elected a Senior Vice President of the Company. In June 2005, he was also named Director, Corporate Strategy & Business Development.

Prior to joining the Company, Mr. Faraci served as Chief Operating Officer of Phogenix Imaging and President and General Manager of Gemplus Corporation's Telecom Business Unit. Prior to these roles, he spent 22 years at Hewlett Packard, where he served as Vice President and General Manager of the Consumer Business Organization and Senior Vice President and General Manager for the Inkjet Imaging Solutions Group.

In recognition of Mr. Faraci's promotion, the Executive Compensation and Development Committee (the "Compensation Committee") of the Board approved, at a meeting on September 21, 2007, the following changes to Mr. Faraci's compensation, effective the date of his promotion: (1) an annual base salary of $700,000; (2) an annual target award of $595,000 under the Executive Compensation for Excellence and Leadership Plan ("EXCEL"), the Company's short-term incentive compensation plan; and (3) an annual target award, composed of 50% stock options and 50% performance share units, of $1,900,000 under the Company's long-term incentive compensation plans.

The Company issued a press release on September 24, 2007, which announced this event. A copy of this press release is attached as Exhibit (99.1) to this filing.


Item 5.02 (b)

On September 24, 2007, the Company announced that James T. Langley, formerly President, Graphic Communications Group (GCG), will be leaving the Company at the end of this year. As a result of Mr. Faraci's promotion, the Company is eliminating the position of president for both CDG and GCG.

Mr. Langley joined the Company as President, Commercial Printing in August 2003. The Commercial Printing Group was renamed Graphic
Communications Group in May 2004. In September 2003 he was elected to Senior Vice President of the Company.

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Mr. Langley was Vice President of Commercial Printing at Hewlett Packard
from March 2000 to August 2002. Prior to that assignment, he served at Hewlett Packard for three years as Vice President of Inkjet Worldwide Office Printers. From August 1993 to June 1997, Mr. Langley served as the general manager of Hewlett Packard's Vancouver Printer Division.

In connection with Mr. Langley's departure, the Compensation Committee approved, at a meeting on September 21, 2007, the payment of the following severance benefits to Mr. Langley: (1) a cash severance allowance of $810,000, an amount equal to Mr. Langley's annual total target cash compensation; (2) "approved reason" and accelerated vesting of the 5,020 restricted shares of the Company's stock granted to Mr. Langley on February 27, 2007 as a performance award; so he will not forfeit these shares due to his departure; (3) "approved reason" with respect to any award Mr. Langley earns under the 2006-2007 performance cycle of the Leadership Stock Program; to the extent Mr. Langley earns an award, the award will be paid in the form of fully vested shares of the Company's stock; (4) "approved reason" and accelerated vesting with respect to any award Mr. Langley earns under the 2007 performance cycle of the Leadership Stock Program; to the extent Mr. Langley earns an award, the award will be paid in the form of fully vested shares of the Company's stock; and (5) for purposes of his supplemental unfunded retirement benefit, Mr. Langley will receive service credit for the period beginning August 18, 2007 and ending on the date of his departure and, therefore, will receive a pro-rated portion of the $100,000 that would be credited to him if he remained employed through August 18, 2008.

The Company issued a press release on September 24, 2007, which discussed this event. A copy of this press release is attached as Exhibit (99.1) to this filing.




ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

(99.1) Press release issued by Eastman Kodak Company on September 24, 2007, announcing these events.



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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EASTMAN KODAK COMPANY



                                           By: /s/ Robert L. Berman
                                           -----------------------------
                                                 Robert L. Berman
                                           Chief Human Resources Officer
                                           and Senior Vice President

Date:  September 24, 2007

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1) Press release issued by Eastman Kodak Company on September 24, 2007, announcing these events.